SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): April 30, 1997


                             IDS Managed Futures, L.P.
                (Exact name of registrant as specified in its charter)

                                    0-16515
                            (Commission File Number)

                      Delaware                    06-1189438
                  (State or other                (IRS Employer
                   jurisdiction of                Identification No.)
                   organization)


          Sears Tower, 233 S. Wacker Dr., Suite 2300, Chicago, IL  60606
              (Address of principal executive offices)           (Zip Code)


          Registrant's telephone number, including area code:  312-460-4000

                       _________________________________________________
            (Former name or former address, if changed since last report).




          Item 1.    Changes in Control of Registrant

                     Not Applicable.


          Item 2.    Acquisition or Disposition of Assets

                     Not Applicable.


          Item 3.    Bankruptcy or Receivership

                     Not Applicable.


          Item 4.    Changes in Registrant's Certifying Accountant

                     Not Applicable.


          Item 5.    Other Events

          The General Partners determined not to proceed with the previously reported April 30, 1997 termination of Sabre Fund Management Limited ("Sabre") as a trading advisor to the Registrant. The General Partners directed Sabre to continue trading for the Registrant at this time.

          The General Partners are continuing with the selection process for a new trading advisor (the "New Trading Advisor") for the Registrant and expect to choose the New Trading Advisor in the near future. When the New Trading Advisor is selected, the General Partners intend to reallocate the Registrant's assets for trading among the New Trading Advisor, John W. Henry & Company, Inc. and Sabre in respective amounts which have not yet been determined.


          Item 6.    Resignations of Registrant's Directors

                     Not Applicable.


          Item 7.    Financial Statements and Exhibits

                     Not Applicable.


          Item 8.    Change in Fiscal Year.

                     Not Applicable.


                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange
          Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


          DATE:  May 20, 1997               IDS MANAGED FUTURES, L.P.
                                            (Registrant)


                                            IDS Futures Corporation,
                                            General Partner

                                            BY: /s/ Lori J. Larson
                                                    Lori J. Larson
                                                    President


                                            CIS Investments, Inc.,
                                            General Partner

                                            BY: /s/ Barbara A. Pfendler
                                                    Barbara A. Pfendler
                                                    Vice President